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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        As independent certified public accountants, we consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the 1996 Stock Option Plan and the Employee Stock Purchase Agreement of Extensity, Inc. of our report dated November 5, 1999, except for Note 12 which is as of January 12, 2000, included in or made part of the Registration Statement on Form S-1 (File No. 333-90979) of Extensity, Inc.





/s/ Pricewaterhousecoopers LLP
PRICEWATERHOUSECOOPERS LLP
San Francisco, California
May 5, 2000